Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Member

Berkeley Point Financial LLC:

We consent to the incorporation by reference in the following registration statements

(1)	Registration Statement (Form S-4 No. 333-169232) of BGC Partners, Inc.,
(2)	Registration Statement (Form S-3 No. 333-167953) of BGC Partners, Inc.,
(3)	Registration Statement (Form S-3 No. 333-173109) of BGC Partners, Inc.,
(4)	Registration Statement (Form S-3 No. 333-175034) of BGC Partners, Inc.,
(5)	Registration Statement (Form S-3 No. 333-180331) of BGC Partners, Inc.,
(6)	Registration Statement (Form S-3 No. 333-180391) of BGC Partners, Inc.,
(7)	Registration Statement (Form S-3 No. 333-187875) of BGC Partners, Inc.,
(8)	Registration Statement (Form S-8 No. 333-189179) of BGC Partners, Inc.,
(9)	Registration Statement (Form S-8 No. 333-196708) of BGC Partners, Inc.,
(10)	Registration Statement (Form S-3 No. 333-196999) of BGC Partners, Inc.,
(11)	Registration Statement (Form S-4 No. 333-201325) of BGC Partners, Inc.,
(12)	Registration Statement (Form S-3 No. 333-204980) of BGC Partners, Inc.,
(13)	Registration Statement (Form S-8 No. 333-207257) of BGC Partners, Inc.,
(14)	Registration Statement (Form S-3 No. 333-207376) of BGC Partners, Inc.,
(15)	Registration Statement (Form S-3 No. 333-208967) of BGC Partners, Inc.,
(16)	Registration Statement (Form S-4 No. 333-213163) of BGC Partners, Inc.,
(17)	Registration Statement (Form S-8 No. 333-213165) of BGC Partners, Inc.,
(18)	Registration Statement (Form S-3 No. 333-214772) of BGC Partners, Inc., and
(19)	Registration Statement (Form S-3 No. 333-220022) of BGC Partners, Inc.

of our report dated August 23, 2017, with respect to the consolidated balance sheet of Berkeley Point Financial LLC as of December 31, 2016, and the related consolidated statements of operations, changes in member’s capital, and cash flows for the years in the two-year period ended December 31, 2016 and 2015, not included herein, which report appears in the Annual Report on Form 10-K of BGC Partners, Inc. for the year ended December 31, 2017.

/s/ KPMG LLP

Boston, Massachusetts

February 22, 2018